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                                                                    EXHIBIT 99.3


                       [Letterhead of Santa Fe Pacific]

                                                                            NEWS

FOR IMMEDIATE RELEASE                         MEDIA CONTACT:  Catherine Westphal
#46                                                      Santa Fe (708) 995-6273
                                                              Richard A. Russack
                                                               BN (817) 333-6116

SENIOR MANAGEMENT TEAM DESIGNATED FOR BURLINGTON NORTHERN SANTA FE CORPORATION, Fort Worth to be Corporate Headquarters

        SCHAUMBURG, ILLINOIS, and FORT WORTH, TEXAS, September 6, 1995 - Gerald Grinstein, Chairman and Chief Executive Officer of Burlington Northern Inc., and Robert D. Krebs, Chairman, President and Chief Executive Officer of Santa Fe Pacific Corporation, today announced the makeup of the senior management team that they will recommend to the Board of Directors of Burlington Northern Santa Fe Corporation following the merger of Burlington Northern and Santa Fe that is expected to take place later this month when the Interstate Commerce Commission order approving the merger becomes effective.

        As previously announced, Mr. Grinstein will be Chairman of Burlington Northern Santa Fe (BNSF) and Mr. Krebs will be president and chief executive officer. The senior vice presidents, all of whom will report to Mr. Krebs, will be as follows:

        John Q. Anderson        - Senior Vice President-Coal Business Unit

        Douglas J. Babb         - Senior Vice President and Chief of Staff

        James B. Dagnon         - Senior Vice President-Employee Relations

        Charles Feld            - Senior Vice President and Chief Information
                                  Officer

        Steven F. Marlier       - Senior Vice President-Consumer Business Unit

        Donald G. McInnes       - Senior Vice President and Chief Operations
                                  Officer

        Jeffrey R. Moreland     - Senior Vice President-Law and General Counsel

        Denis E. Springer       - Senior Vice President and Chief Financial
                                  Officer

        Gregory T. Swienton     - Senior Vice President-Industrial Business Unit

        Biographical sketches of these individuals and descriptions of their responsibilities are attached. The remaining officers will be selected over the coming weeks.

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        Mr. Krebs stated, "The goal of BNSF is to be a leader in the transportation industry. Our two great companies have the people and the resources to achieve this goal, and in the process, to benefit our customers, our shareholders, our employees and the communities we serve."

        Messrs. Grinstein and Krebs also announced that Fort Worth, Texas, will be corporate headquarters for the newly-formed company. Both the BNSF operations and marketing functions will be located at BN's James J. Hill Center in north Fort Worth, while the location of other corporate functions will be studied and determined at a later date.

        Mr. Grinstein said that, "Our Network Operations Center, which opened earlier this year, provides BNSF with a state-of-the-art facility from which to manage train operations for the combined 31,000 route-mile system. Rob and I are convinced that locating both our operations and marketing people at the Center will ensure we deliver our customers the most consistent service and provide them with the best real-time information available."

        Mr. Krebs said that, "Ronald A. Rittenmeyer, BN's chief operating officer with responsibility for both marketing and operations, has contributed significantly to BN's record-setting performance during 1995. A similar position will not exist in the new organization. Therefore, Ron has decided that he will leave BN to seek an opportunity to run a company. He deserves to, and is certainly capable of doing so, and we all wish him success in his pursuit."

        Several other senior executives reporting to either Mr. Grinstein or Mr. Krebs will not be a part of the new organization, but will remain with their respective railroads until October 1 to help ensure a smooth transition and to participate in the selection of people to head key departments. They are:
David C. Anderson, BN Executive Vice President and Chief Financial Officer, Edmund W. Burke, BN Executive Vice President, Law and Government Affairs; and Russell E. Hagberg, Santa Fe Senior Vice President and Chief of Staff.

        Burlington Northern Santa Fe Corporation will operate the largest railroad network in the United States with more than 31,000 miles of track reaching across 27 states and two Canadian provinces to provide single-line service to shippers between the Midwest and California and the Pacific Northwest, between the Southeast and the Southwest and Pacific Northwest, and between the Gulf of Mexico and Canada.


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        JOHN Q. ANDERSON, 44, Senior Vice President-Coal Business Unit.  Mr.
Anderson is BN Executive Vice President, Coal Business Group, a position he has held since 1992. He joined BN in 1990 from McKinsey & Co.'s Los Angeles office, where he was a consultant on strategy, operations and organization issues for corporations in the United States, Europe, the Middle East, Latin America and Asia. Mr. Anderson graduated with honors in 1973 from Stanford University with a B.S. degree in Mechanical Engineering and received his Master's degree in Business Administration with honors from Harvard Business School in 1977.

        DOUGLAS J. BABB, 43, Senior Vice President and Chief of Staff, with responsibility for executive support, corporate communications, corporate secretary, investor relations and asset rationalization. Mr. Babb is BN Vice President and general counsel. He joined BN in 1978 as an attorney and assumed his present position in 1986. Prior to joining BN, he worked for the South Carolina Attorney General's office. He earned a B.A. degree with honors in pre-law from Mankato State University and a Juris Doctorate degree from the University of South Carolina.

        JAMES B. DAGNON, 55, Senior Vice President-Employee Relations, with responsibility for salaried compensation and benefits and staffing and labor relations. Mr. Dagnon is BN Executive Vice President, Employee Relations. He began his railroad career in 1957 and has held a number of management positions in Labor Relations and Human Resources. He has held his present position since 1992. Mr. Dagnon received a B.S. degree with honors in Business Administration from the University of Minnesota.

        CHARLES FELD, 53, Senior Vice President and Chief Information Officer. Mr. Feld is BN's Acting Chief Information Officer, a position he has held since 1992. Previously, he was Vice President of Management Information Systems at Frito-Lay, Inc., which he joined in 1981 following a 15-year career with IBM Corp. Mr. Feld is a 1964 graduate of City College of New York City with a B.A. degree in Economics.

        STEVEN F. MARLIER, 49, Senior Vice President-Consumer Business Unit, which will include intermodal and automotive, food and forest products. Mr. Marlier is Santa Fe Senior Vice President and Chief Marketing Officer, a position he has held since 1994. He joined Santa Fe in 1992 as Senior Vice President-Carload Business Unit, after a 19-year career with IBM Corp. where he held numerous sales and marketing, finance and strategic planning positions.
Mr. Marlier received his B.S. degree from the United States Air Force Academy in 1968 and his Master of Arts degree from the Fletcher School of Law and Diplomacy in 1969.

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        DONALD G. McINNES, 54, Senior Vice President and Chief Operations
Officer, who will be responsible for transportation, maintenance, quality and purchasing. Mr. McInnes has held the same position at Santa Fe since 1994. Previously, Mr. McInnes was Senior Vice President-Intermodal having formed the Santa Fe Intermodal Business Unit in 1989. He joined the railroad's operating department in 1969 and joined the Office of the President as vice president, Administration in 1989. He received his B.A. degree from Denison University in 1963 and earned a Master of Science degree in Transportation from Northwestern University in 1965.

        JEFFREY R. MORELAND, 51, Senior Vice President-Law and General Counsel, who will also have responsibility for Government Relations. He is Santa Fe Vice President-Law and General Counsel, a position he has held since 1994. Mr. Moreland joined Santa Fe in 1978 as assistant general attorney. Prior to joining Santa Fe, Mr. Moreland was employed at the Securities and Exchange Commission
(SEC) in positions of increasing responsibility. His last position at the SEC was Branch Chief in the Division of Corporation Finance. He received his B.S. degree from Georgetown University, his Juris Doctorate degree from Catholic University School of Law and a Master's degree in Business Administration from the University of Chicago.

        DENIS E. SPRINGER, 49, Senior Vice President and Chief Financial Officer, with responsibility for finance, accounting, audit, tax and strategic planning. He has held the same position at Santa Fe since 1992. Prior to joining Santa Fe as Director of Finance in 1982, Mr. Springer held a number of positions with Arthur Anderson & Co., Gould, Inc. and Brown, Boveri Electric, Inc. He graduated magna cum laude with a B.S. degree in Electrical Engineering from the University of Notre Dame in 1967, and received a Master's degree in Business Administration from the University of Chicago in 1969.

        GREGORY T. SWIENTON, 45, Senior Vice President-Industrial Business Unit, which includes agricultural commodities, chemicals, plastics, minerals and ores, and metals. He is BN Executive Vice President, Intermodal Business Group, a position he has held since joining BN in 1994. Previously, he was executive director-Europe and Africa for DHL Worldwide Express in Brussels, Belgium. He joined DHL in 1982 following an 11-year career with AT&T and Illinois Bell. In 1971, he received a B.B.A. degree in Marketing from Loyola University, Chicago and in 1979 a Master's degree in Business Administration from the University of Chicago.

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